Exhibit 99.1

News Announcement

Conference Call:	Today, February 3 at 10:00 a.m. EST
Dial-in numbers:	212/896-6061 or 415/908-6203
Webcast:	www.fulldisclosure.com

Replay information provided below

CONTACT:
William J. Clifford	Joseph N. Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING REPORTS RECORD

FOURTH QUARTER REVENUE AND NET INCOME

- Diluted Net Income Per Share Rises to $0.23 -

- Diluted Net Income Per Share Without Hollywood Casino – Shreveport Rises to $0.33 -

- Income from Operations Rises 85.4% to $41.9 Million -

- All Penn National Casino Properties Owned For More Than a Year Post EBITDA Gains -

- Establishes First Quarter and 2004 Full Year Guidance -

Wyomissing, Penn., (February 3, 2004) — Penn National Gaming, Inc. (PENN: Nasdaq) today reported record fourth quarter results for the period ended December 31, 2003.

Summary of Q4 Results
(In millions, except per-share data)

	Three Months Ended December 31,
	2003	2003 excluding Hollywood Casino - Shreveport +	2002
Net revenues	$296.9	$264.9	$164.1
EBITDA *	$61.1	$58.8	$33.6
Income from operations	$41.9	$42.1	$22.6
Net income #	$9.2	$13.2	$7.6
Diluted EPS #	$0.23	$0.33	$0.19

*                 EBITDA is income from operations excluding charges for depreciation and amortization and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.  A reconciliation of income from operations (GAAP) to EBITDA, is provided later in this release.

#                 Net income and diluted EPS are presented in accordance with GAAP and include the Company’s Hollywood Casino - Shreveport operations.  Excluding a pre-tax charge of $0.4 million, or $0.01 per share after tax, for loss on fair value of interest rate swaps, adjusted earnings per share for the fourth quarter of 2002 was $0.20.

+                 A reconciliation of net revenues, income from operations, net income and diluted earnings per share (GAAP) as well as EBITDA to net revenues, income from operations, net income, diluted earnings per share and EBITDA excluding Hollywood Casino - Shreveport, is provided later in this release.

-more-

Commenting on the results, Peter M. Carlino, Chief Executive Officer of Penn National said, “Our record fourth quarter and full year 2003 represented significant periods of growth for Penn National.  In the fourth quarter — and in every quarter of 2003 — we generated ‘same store’ year-over-year EBITDA gains at each casino property we have owned for more than a year — namely Charles Town, Casino Rouge, Casino Magic - Bay St. Louis, Boomtown Biloxi, Bullwhackers and our Casino Rama management contract.  We credit our property management teams for these impressive results as their continued focus on customer and employee satisfaction, market share gains and operating margin improvements contribute to our consolidated EBITDA gains.

“Reflecting the Company’s strong operating trends, Penn National paid down principal on our senior credit facility throughout 2003, including a $10.5 million pre-payment in December 2003.  In December, the Company also completed a $200 million Senior Subordinated Note offering, the proceeds of which were used to reduce our senior credit facility which we successfully amended with lower interest rates and greater flexibility.  The net result is an improved capital structure, while maintaining an almost earnings neutral cost of debt.  We will continue to work to optimize our cost of capital and capital structure with the goals of providing growth capital at attractive rates and building value for our shareholders.

“Comparing the fourth quarter operating performance at Hollywood Casino – Aurora in 2003 and 2002 is difficult due to the 2002 and 2003 tax increases.  However, our fourth quarter performance from this property reflects the swift, decisive measures that the company implemented early in the third quarter to reduce this property’s exposure to increased gaming taxes.  We remain confident that we will be successful in achieving our previously stated goal of mitigating 50% of the tax impact on the property’s EBIDTA in 2004.

“Our casino property gains and contributions offset continued EBITDA declines from our Pennsylvania and New Jersey racing operations.  Other states have provided relief to their racing industries by enacting legislation permitting slots at tracks.  We continue to believe such actions in Pennsylvania will benefit not only our racing operations in the state, but will also address the state’s property tax relief initiatives and bolster the horse racing and agricultural industries which are among the state’s largest employers.  We remain hopeful that the potential for slots at Pennsylvania tracks can continue to advance in the current legislative sessions.

“Finally, since reporting our third quarter results, Penn National has been aggressively seeking new growth opportunities that leverage our property development and management skills and race track operating experience.  We are pursuing new gaming opportunities for the Company in Maine, New York and Illinois and have also analyzed opportunities in other states.

“Since many of these new business arrangements are still being negotiated, or are part of a broader bidding process, it is premature to indicate specifically and quantitatively when these opportunities – and the investments needed to bring these opportunities to fruition – will become part of Penn National’s operating results.  However, we emphasize that we apply a disciplined approach to each of these opportunities and analyze their potential benefit to Penn National based on several criteria including return on investment, further diversification of our sources of revenue and earnings and most importantly, the potential to enhance shareholder value.  We look forward to providing updates on these developing opportunities as the various processes continue.  We have initiated guidance today for 2004, which does not presume contributions from any of these new opportunities.”

Financial Guidance

The following table sets forth current guidance targets for the first quarter and full year 2004 in two forms.  One presentation includes all the Penn National and Hollywood Casino® properties, while the second presentation excludes Hollywood Casino – Shreveport (Hollywood Casino – Aurora, Hollywood Casino – Tunica and Hollywood Casino – Shreveport were acquired by Penn National Gaming on March 3, 2003 and accounted for as of March 1, 2003).

The guidance assumes the following:

•                  That Hollywood Casino Shreveport will continue to operate under the management of Penn National without seeking bankruptcy protection and that nothing interferes with the property’s capital expenditure plans;

•                  That the Company’s guidance with Hollywood Casino Shreveport assumes no increased competition from Oklahoma Native American gaming operations;

•                  That the effective tax rate for federal, state and local income taxes for 2004 will be 38%;

•                  That the Company will have approximately 41.5 million diluted shares outstanding;

•                  That there will be no material changes in economic conditions, legislative changes, or other extraordinary world events;

•                  That there will be no financial contributions from previously announced acquisition prospects; and,

•                  That Charles Town Races™ will complete its planned parking facility expansion  and will install an additional 300 gaming devices in the fourth quarter of 2004.

(in millions, except per share data)	Q1 ’04 With Shreveport	Q1 ’04 Without Shreveport+	Q1 ’03 Actual	Q1 ’03 Without Shreveport+
Total revenues	$318.6	$281.2	$225.2	$212.5
Income from operations	$47.5	$44.9	$38.8	$36.8
Plus depreciation and amortization, gain/loss on disposal of assets and earnings from joint venture	$20.8	$18.3	$14.3	$13.5
EBITDA*	$68.3	$63.2	$53.1	$50.3
Diluted EPS	$0.33	$0.40	$0.33	$0.33
Add back: After tax loss on change in fair value of interest rate swaps	—	—	$0.03	$0.03
Adjusted Diluted EPS#	$0.33	$0.40	$0.36	$0.36

(in millions, except per share data)	Full Year ’04 With Shreveport	Full Year ’04 Without Shreveport+	Full Year ’03 Actual	Full Year ’03 Without Shreveport+
Total revenues	$1,316.1	$1,168.2	$1,163.0	$1,049.2
Income from operations	$200.1	$191.4	$183.2	$180.3
Plus depreciation and amortization, gain/loss on disposal of assets and earnings from joint venture	$84.1	$74.2	$71.4	$63.2
EBITDA*	$284.2	$265.6	$254.6	$243.5
Diluted EPS	$1.46	$1.75	$1.27	$1.58
Add back: After tax loss on change in fair value of interest rate swaps	—	—	$0.03	$0.03
Adjusted Diluted EPS#	$1.46	$1.75	$1.30	$1.61

*                 EBITDA is income from operations excluding charges for depreciation and amortization and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.

#                 Adjusted Diluted EPS is Diluted EPS excluding the change in the fair value of interest rate swaps and the write-off of deferred finance fees and pre-payment fees associated with bank debt that was repaid with the proceeds of financings completed in the first quarter of 2003.

+                 As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, Hollywood Casino Shreveport (HCS) and Shreveport Capital Corporation, the issuers of $150 million aggregate principal amount of 13% Senior Secured Notes due 2006 and $39 million aggregate principal amount of 13% First Mortgage Notes due 2006 (together, the “Notes”), failed to make an offer to purchase the Notes as required under the indentures governing the Notes.  In addition, HCS and Shreveport Capital Corporation failed to make the $12.3 million August 1, 2003 and $12.3 million February 1, 2004 interest payments due on the Notes.  As a result, the figures included in these columns exclude Hollywood Casino Shreveport.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information

(In thousands) (unaudited)

	REVENUES		EBITDA (1)
	Three Months Ended December 31,
	2003	2002	2003	2002
Charles Town Races	$83,805	$66,671	$21,957	$17,693
Casino Rouge	25,622	26,410	7,077	7,039
Casino Magic – Bay St. Louis	25,950	23,734	4,584	4,213
Boomtown Biloxi – Biloxi	16,793	16,720	3,069	2,854
Bullwhackers (3)	6,572	5,464	434	(166)
Casino Rama Management Contract	3,856	2,966	3,578	2,764
Pennsylvania Racing/OTWs	21,455	22,514	1,851	2,235
Hollywood Casino – Aurora (4)	53,520	—	18,338	—
Hollywood Casino – Tunica (4)	27,685	—	4,875	—
Hollywood Casino – Shreveport (4) (5)	32,044	—	2,347	—
Earnings from Pennwood Racing, Inc. (New Jersey)	—	—	192	203
Corporate eliminations (2)	(355)	(356)	—	—
Corporate overhead	—	—	(7,243)	(3,251)
Total	$296,947	$164,123	$61,059	$33,584

	REVENUES		EBITDA (1)
	Twelve Months Ended December 31,
	2003	2002	2003	2002
Charles Town Races	$329,150	$253,539	$90,337	$67,242
Casino Rouge	106,940	105,034	30,311	27,685
Casino Magic – Bay St. Louis	106,315	95,756	22,418	18,980
Boomtown Biloxi – Biloxi	72,644	73,225	15,285	14,450
Bullwhackers (3)	26,431	16,815	2,674	1,427
Casino Rama Management Contract	13,726	11,479	12,343	10,608
Pennsylvania Racing/OTWs	96,894	101,855	11,664	13,143
Hollywood Casino – Aurora (4)	201,938	—	62,926	—
Hollywood Casino – Tunica (4)	96,648	—	16,769	—
Hollywood Casino – Shreveport (4) (5)	113,925	—	11,049	—
Earnings from Pennwood Racing, Inc. (New Jersey)	—	—	1,825	1,965
Corporate eliminations (2)	(1,616)	(1,742)	—	—
Corporate overhead	—	—	(23,103)	(14,150)
Total	$1,162,995	$655,961	$254,498	$141,350

(1)          EBITDA is income from operations excluding charges for depreciation and amortization and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.  EBITDA does not represent net income or cash flows from operations as those terms are defined by generally accepted accounting principles.  EBITDA does not necessarily indicate whether cash flows will be sufficient to fund cash needs. A reconciliation of GAAP income from operations to EBITDA is included in the financial schedules accompanying this release.

(2)          For intracompany transactions related to import/export simulcasting.

(3)          Bullwhackers was acquired by Penn National Gaming on April 25, 2002.

(4)          Hollywood Casino – Aurora, Hollywood Casino – Tunica and Hollywood Casino – Shreveport were acquired by Penn National Gaming on March 3, 2003 and accounted for as of March 1, 2003.  In the three months ended December 31, 2002, under former ownership, Hollywood Casino – Aurora revenues were $69.1 million and EBITDA was $16.5 million; Hollywood Casino-Tunica revenues were $27.0 million and EBITDA was $4.4 million; and Hollywood Casino-Shreveport revenues were $36.7 million and EBITDA was $3.5 million.  For the purposes of comparison, the 2002 revenue figures for Hollywood Casino-Aurora, Hollywood Casino-Tunica and Hollywood Casino-Shreveport have been restated to conform with Penn National’s presentation.

-reconciliations follow-

Reconciliation of Diluted Earnings Per Share (GAAP) to Diluted Earnings Per Share Without Hollywood Casino - Shreveport

Three months ended December 31, 2003 (in millions, except per share data)	Penn National Gaming Consolidated (as reported GAAP)	Subtract Hollywood Casino - Shreveport	Penn National Gaming without Hollywood Casino – Shreveport
Net revenues	$296.9	$32.0	$264.9
Income from operations	$41.9	$(0.2)	$42.1
Depreciation and amortization, gain/loss on disposal of assets, and is inclusive of earnings from joint venture	$19.2	$2.5	$16.7
EBITDA*	$61.1	$2.3	$58.8
Interest expense	$(25.5)	$(5.4)	$(20.1)
Net income	$9.2	$(4.0)#	$13.2
Diluted EPS	$0.23	$(0.10)	$0.33

*                 EBITDA is income from operations excluding charges for depreciation and amortization and gain/loss on disposal of assets, and is inclusive of earnings from joint venture.

#                 The net loss at Hollywood Casino – Shreveport excludes an after tax management fee of $0.5 million.

Reconciliation of Income From Operations (GAAP) To EBITDA

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Three Months Ended December 31, 2003

	Income from operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$17,318	$4,639	$—	$—	$21,957
Casino Rouge	5,362	1,712	3	—	7,077
Casino Magic – Bay St. Louis	2,173	2,393	18	—	4,584
Boomtown Biloxi – Biloxi	1,616	1,369	84	—	3,069
Bullwhackers (1)	131	303	—	—	434
Casino Rama Management Contract	3,578	—	—	—	3,578
Pennsylvania Racing/OTWs	1,002	861	(12)	—	1,851
Earnings from Pennwood Racing, Inc.	—	—	—	192	192
Hollywood Casino – Aurora (2)	15,693	2,657	(12)	—	18,338
Hollywood Casino – Tunica (2)	3,135	1,740	—	—	4,875
Hollywood Casino – Shreveport (2)	(120)	2,455	12	—	2,347
Corporate overhead	(7,983)	729	11	—	(7,243)
Total	$41,905	$18,858	$104	$192	$61,059

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Three Months Ended December 31, 2002

	Income from operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$14,213	$3,480	$—	$—	$17,693
Casino Rouge	5,324	1,715	—	—	7,039
Casino Magic – Bay St. Louis	1,848	2,352	13	—	4,213
Boomtown Biloxi – Biloxi	1,537	1,276	41	—	2,854
Bullwhackers (1)	(395)	229	—	—	(166)
Casino Rama Management Contract	2,764	—	—	—	2,764
Pennsylvania Racing/OTWs	1,279	959	(3)	—	2,235
Earnings from Pennwood Racing, Inc.	—	—	—	203	203
Hollywood Casino – Aurora (2)	—	—	—	—	—
Hollywood Casino – Tunica (2)	—	—	—	—	—
Hollywood Casino – Shreveport (2)	—	—	—	—	—
Corporate overhead	(3,974)	721	2	—	(3,251)
Total	$22,596	$10,732	$53	$203	$33,584

(1)          Bullwhackers was acquired by Penn National Gaming on April 25, 2002.

(2)          Hollywood Casino – Aurora, Hollywood Casino – Tunica and Hollywood Casino – Shreveport were acquired by Penn National Gaming on March 3, 2003 and accounted for as of March 1, 2003.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Twelve Months Ended December 31, 2003

	Income from operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$72,929	$16,570	$838	$—	$90,337
Casino Rouge	23,650	6,444	217	—	30,311
Casino Magic – Bay St. Louis	12,333	9,586	499	—	22,418
Boomtown Biloxi – Biloxi	9,766	5,319	200	—	15,285
Bullwhackers (1)	1,626	1,006	42	—	2,674
Casino Rama Management Contract	12,343	—	—	—	12,343
Pennsylvania Racing/OTWs	8,233	3,446	(15)	—	11,664
Earnings from Pennwood Racing, Inc.	—	—	—	1,825	1,825
Hollywood Casino – Aurora (2)	54,547	8,393	(14)	—	62,926
Hollywood Casino – Tunica (2)	11,041	5,684	44	—	16,769
Hollywood Casino – Shreveport (2)	2,933	8,104	12	—	11,049
Corporate overhead	(26,218)	2,935	180	—	(23,103)
Total	$183,183	$67,487	$2,003	$1,825	$254,498

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Property Information Including Corporate Overhead

(In thousands) (unaudited)

Twelve Months Ended December 31, 2002

	Income from operations	Depreciation and Amortization	(Gain)/loss on disposal of assets	Earnings from joint venture	EBITDA
Charles Town Races	$56,891	$10,035	$316	$—	$67,242
Casino Rouge	21,608	6,056	21	—	27,685
Casino Magic – Bay St. Louis	10,333	8,427	220	—	18,980
Boomtown Biloxi – Biloxi	9,264	4,991	195	—	14,450
Bullwhackers (1)	948	483	(4)	—	1,427
Casino Rama Management Contract	10,608	—	—	—	10,608
Pennsylvania Racing/OTWs	9,528	3,618	(3)	—	13,143
Earnings from Pennwood Racing, Inc.	—	—	—	1,965	1,965
Hollywood Casino – Aurora (2)	—	—	—	—	—
Hollywood Casino – Tunica (2)	—	—	—	—	—
Hollywood Casino – Shreveport (2)	—	—	—	—	—
Corporate overhead	(17,005)	2,846	9	—	(14,150)
Total	$102,175	$36,456	$754	$1,965	$141,350

(1)          Bullwhackers was acquired by Penn National Gaming on April 25, 2002.

(2)          Hollywood Casino – Aurora, Hollywood Casino – Tunica and Hollywood Casino – Shreveport were acquired by Penn National Gaming on March 3, 2003 and accounted for as of March 1, 2003.

Reconciliation of Net Income and Net Income Per Share (GAAP) to Adjusted Net Income and Per Share Earnings

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share data)	2003	2002	2003	2002
Net income	$9,192	$7,625	$51,471	$30,863
Add back:
After tax loss on change in fair value of interest rate swaps#	—	265	343	3,782
After tax loss on early extinguishment of debt#	—	—	851	5,151
	—	265	1,194	8,933
Adjusted net income	$9,192	$7,890	$52,665	$39,796

Per share data:
Diluted net income	$0.23	$0.19	$1.27	$0.79
Add back:
After tax loss on change in fair value of interest rate swaps#	$—	$0.01	$0.01	$0.10
After tax loss on early extinguishment of debt#	$—	$—	$0.02	$0.13
	$—	$0.01	$0.03	$0.23
Adjusted diluted net income	$0.23	$0.20	$1.30	$1.02

#                 In the three months ended December 31, 2002 Penn National Gaming recorded a pre-tax charge of $408 for loss on change in fair values of interest rate swaps.  The after tax effect of the 2002 charge for change in fair values of interest rate swaps was $265 or $0.01 per diluted share.

In the twelve months ended December 31, 2003 Penn National Gaming recorded pre-tax charges of $527 and $1,310 for loss on change in fair values of interest rate swaps and loss on early extinguishment of debt, respectively.  The after tax effect of the 2003 charges for change in fair values of interest rate swaps and loss on early extinguishment of debt was $343 or $0.01 per diluted share and $851 or $0.02 per diluted share, respectively.

In the twelve months ended December 31, 2002 Penn National Gaming recorded pre-tax charges of $5,819 and $7,924 for loss on change in fair values of interest rate swaps and loss on early extinguishment of debt, respectively.  The after tax effect of the 2002 charges for change in fair values of interest rate swaps and loss on early extinguishment of debt was $3,782 or $0.10 per diluted share and $5,151 or $0.13 per diluted share, respectively.

-income statement follows-

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES

Summary Consolidated Statement Of Income

(In thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenues:
Gaming	$252,889	$126,396	$976,411	$490,240
Racing	24,100	24,997	107,900	113,340
Management service fee	3,856	2,966	13,726	11,479
Food, beverage, and other revenue	37,309	16,840	139,282	68,615
Gross revenues	318,154	171,199	1,237,319	683,674
Less: Promotional allowances	(21,207)	(7,076)	(74,324)	(27,713)

Net revenues	296,947	164,123	1,162,995	655,961

Operating Expenses:
Gaming	137,358	73,191	528,270	278,399
Racing	18,360	18,683	79,745	83,291
Food, beverage, and other expenses	26,052	10,245	100,319	41,674
General and administrative	54,414	28,676	203,991	113,966
Depreciation and amortization	18,858	10,732	67,487	36,456
Total operating expenses	255,042	141,527	979,812	553,786

Income from operations	41,905	22,596	183,183	102,175

Other income (expense):
Interest expense	(25,545)	(10,726)	(97,492)	(42,104)
Interest income	418	331	1,770	1,553
Earnings from joint venture	192	203	1,825	1,965
Other	(2,147)	23	(4,285)	(52)
Loss on change in fair value of interest rate swaps	—	(408)	(527)	(5,819)
Loss on early extinguishment of debt	—	—	(1,310)	(7,924)
Total other expenses	(27,082)	(10,577)	(100,019)	(52,381)

Income before income taxes	14,822	12,019	83,163	49,794

Taxes on income	5,630	4,394	31,692	18,931

Net income	$9,192	$7,625	$51,471	$30,863

Per share data:
Basic net income	$0.23	$0.19	$1.30	$0.82
Diluted net income	$0.23	$0.19	$1.27	$0.79

Weighted shares outstanding:
Basic	39,250	39,168	39,473	37,775
Diluted	40,456	40,316	40,612	39,094

Reconciliation of Non-GAAP Measures to GAAP

Adjusted net income (and diluted per share earnings) is presented solely as a supplemental disclosure because management believes that it is a widely used measure of performance, and a principal basis for valuation of gaming companies, as this measure is considered by many to be a better measure of the Company’s operating results than GAAP net income.  A reconciliation of GAAP net income and per share earnings to adjusted net income and adjusted diluted per share earnings is included in the financial schedules accompanying this release.

EBITDA or earnings before interest, taxes, depreciation and amortization, loss on change in fair value of interest rate swaps and gain/loss on disposal of assets and inclusive of earnings from joint venture, is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles.  EBITDA information is presented solely as a supplemental disclosure because management believes that it is a widely used measure of such performance in the gaming industry.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure of performance determined in accordance with generally accepted accounting principles.  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  It should also be noted that other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of GAAP income from operations to EBITDA is included in the financial schedules accompanying this release.

Penn National is hosting a conference call and simultaneous webcast at 10:00 am EST today, both of which are open to the general public.  The conference call number is 212/896-6061 or 415/908-6203; please call five minutes in advance to ensure that you are connected prior to the presentation.  Questions and answers will be reserved for call-in analysts and investors.  Interested parties may also access the live call on the Internet at www.companyboardroom.com; allow 15 minutes to register and download and install any necessary software.  Following its completion, a replay of the call can be accessed until February 17, by dialing 800/633-8284 or 402/977-9140 (international callers).  The access code for the replay is 21183262.  A replay of the call can also be accessed for thirty days on the Internet via www.companyboardroom.com.  This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com in the “Recent News” section.

Penn National Gaming owns and operates: three Hollywood Casino properties located in Aurora, Illinois, Tunica, Mississippi and Shreveport, Louisiana; Charles Town Races & Slots™ in Charles Town, West Virginia; two Mississippi casinos, the Casino Magic - Bay St. Louis hotel, casino, golf resort and marina in Bay St. Louis and the Boomtown Biloxi casino in Biloxi; the Casino Rouge, a riverboat gaming facility in Baton Rouge, Louisiana and the Bullwhackers casino properties in Black Hawk, Colorado. Penn National also owns two racetracks and eleven off-track wagering facilities in Pennsylvania; the racetrack at Charles Town Races & Slots in West Virginia; a 50% interest in the Pennwood Racing Inc. joint venture which owns and operates Freehold Raceway in New Jersey; and operates Casino Rama, a gaming facility located approximately 90 miles north of Toronto, Canada, pursuant to a management contract.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from the Company’s expectations.  Meaningful factors which could cause actual results to differ from expectations include, but are not limited to, risks related to the following: successful completion of capital projects; the activities of the Company’s competitors; the existence of attractive acquisition candidates; the Company’s ability to maintain regulatory approvals for its existing businesses and to receive regulatory approvals for its new businesses; the passage of state, federal or local legislation that would expand, restrict, further tax or prevent gaming operations in the jurisdictions in which the Company operates; the Company’s dependence on key personnel; the Company’s inability to realize the benefits of the integration of Hollywood Casino Corporation or any other acquired entity; the maintenance of agreements with the Company’s horsemen and pari-mutuel clerks; the impact of terrorism and other international hostilities and other factors as discussed in the Company’s filings with the United States Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements except as required by law.

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